Exhibit 15.3

Wardell Armstrong Baldhu House, Wheal Jane Earth Science Park, Baldhu, Truro, Cornwall, TR3 6EH, United Kingdom Telephone: +44 (0)1872 560738 www.wardell-armstrong.com

Phil Newall, CEng
Wardell Armstrong International Ltd.
Baldhu House, Wheal Jane Earth Science Park,
Baldhu, Truro, Cornwall,
United Kingdom TR3 6EH

CONSENT OF QUALIFIED PERSON

Wardell Armstrong International Ltd. (“Wardell”), in connection with the Annual Report on Form 20-F (the “Form 20-F”) by ICL Group Ltd.(the “Issuer”), does hereby consent to:

•
the public filing and use of the Technical Summary Report entitled “S-K 1300 TECHNICAL REPORT SUMMARY - BOULBY (UK), CABANASSES AND VILAFRUNS (SPAIN), ROTEM (ISRAEL), DEAD SEA WORKS (ISRAEL), AND HAIKOU (CHINA) PROPERTIES” with an effective date of December 31, 2021 and dated February 22, 2022, (the “Technical Report Summary”) by the Issuer as an exhibit to and referenced in the Form 20-F;

•	the incorporation by reference of the Technical Report Summary into the Issuer’s registration statement on Form S-8 (File No. 333-205518) (the “Registration Statement”);
•
the use and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 20-F, the Registration Statement and the Technical Report Summary; and

•
any extracts from or a summary of the Technical Summary Report in the Form 20-F and incorporated by reference into the Registration Statement and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 20-F and the Registration Statement.

Wardell confirms that it has read the February 22, 2022 Disclosure Document release that the Technical Summary Report supports being filed by the Issuer and that it fairly and accurately represents the information in the sections of the Technical Summary Report for which it is responsible.

Dated this 22nd day of February, 2022.

/s/ Phil Newall

Phil Newall, BSc (ARSM), PhD (ACSM), CEng, FIMMM
Managing Director
Wardell Armstrong International Ltd.

SYSTEM CERTIFICATION
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Wardell Armstrong is the trading name of Wardell Armstrong International Ltd,
Registered in England No. 3813172.

Registered office: Sir Henry Doulton House, Forge Lane, Etruria, Stoke-on-Trent, ST1 5BD, United Kingdom

UK Offices: Stoke-on-Trent, Birmingham, Bolton, Bristol, Bury St Edmunds, Cardiff, Carlisle, Edinburgh,
Glasgow, Leeds, London, Newcastle upon Tyne and Truro.  International Offices: Almaty and Moscow.
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